SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                February 25, 1997


                                SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


       New Jersey                 0-20957            52-1382541
       ----------                 -------            ----------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)


226 Landis Avenue, Vineland, New Jersey                08360
---------------------------------------                -----
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)




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                               SUN BANCORP, INC.

                     INFORMATION TO BE INCLUDED IN REPORT
                     ------------------------------------

Item 5.     Other Events.
            -------------

      On February 25, 1997, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank (the "Bank"), announced that the Bank had entered into a Purchase and Deposit Assumption Agreement (the "Agreement") to acquire three branch offices located in Camden County, New Jersey, and approximately $33 million of deposits from Oritani Savings Bank, SLA, Hackensack, New Jersey ("Seller"). In connection with the acquisition, the Bank has agreed to pay Seller a premium of approximately $2.1 million. Consummation of the transaction is subject to, among other conditions, regulatory approval.

      A copy of the Agreement dated February 25, 1997, and the press release issued by the Corporation on February 25, 1997, are attached hereto as Exhibits
99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------

      (c) Exhibits:

            99.1 Purchase and Deposit Assumption Agreement dated February 25, 1997.

            99.2        Press Release dated February 25, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                SUN BANCORP, INC.

Date: February 25, 1997                   By: /s/Philip W. Koebig, III
      -----------------                       ------------------------
                                                Philip W. Koebig, III
                                                Executive Vice President